SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C.  20549


Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
 The Securities Act of 1934


May 30, 2001
(Date of Report, date of earliest event reported)


Stage Stores, Inc.
(Exact name of registrant as specified in its charter)


001-14035
(Commission File Number)

DELAWARE
(State or other jurisdiction
of incorporation)
76-0407711
(I.R.S. Employer Identification No.)


10201 Main Street, Houston, Texas
(Address of principal executive offices)
77025
(Zip Code)


(713) 667-5601
(Registrant's telephone number, including area code)


Not Applicable
(Former name or former address, if changed since last report)



ITEM 5.  Other Events.

A press release regarding the Company announcing that, on May
30, 2001, the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division had ruled on the adequacy of the Company's
Disclosure Statement in Support of Third Amended Plan of
Reorganization, had scheduled a hearing for June 29, 2001 to rule on the adequacy of the Disclosure Statement, as Modified, and had tentatively scheduled a hearing for August 8, 2001 for consideration and confirmation of the Third Amended Plan of Reorganization, as Modified, was issued by the Company on May 31, 2001 and is attached hereto as
Exhibit 99.1.


ITEM 7.  Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

99.1 Press release dated May 31, 2001 issued by the Company.








SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                       STAGE STORES, INC.

June 1, 2001          /s/ Michael E. McCreery
(Date)                    Michael E. McCreery
                          Executive Vice President and Chief
                          Financial Officer










3